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News Release

For more information, please contact:

Martin Doettling	Dee Anna McPherson
VP, Worldwide Marketing	Horn Group, Inc.
CollabNet, Inc.	Tel: 415-905-4033
Tel: 650-228-2534	dmcpherson@horngroup.com
mdoettling@collab.net

Patricia Menchaca-Workman
Director, Investor Relations
VA Software Corporation
Tel: 510-386-6558
pmenchaca@vasoftware.com

CollabNet® and VA Software Sign Asset Purchase Agreement for Acquisition of
SourceForge® Enterprise Edition Business by CollabNet

CollabNet Further Strengthens Leading Collaborative Software Development
Offering for Globally Distributed Teams. VA Software to Focus on Its Portfolio of Online Media Assets

BRISBANE and FREMONT, CALIFORNIA -- April 24, 2007 -- CollabNet, Inc. the leading provider of collaborative software development solutions, and VA Software Corporation (Nasdaq: LNUX), today announced the execution and closing of an asset purchase transaction whereby CollabNet purchased the SourceForge Enterprise Edition business from VA Software in consideration for an equity ownership stake in CollabNet. The parties have also entered into a 30 month media relationship for online advertising services.

SourceForge Enterprise Edition is a strategic addition to CollabNet, bringing the two leading collaborative software development solutions for distributed teams under the same roof. The combined entity will support more than 300 enterprise customers with greater than 1.1 million users in dozens of countries worldwide. This combined entity signals the arrival of a new era in software development, in which distributed teams working on modern web-based collaborative platforms have now become the norm for companies seeking to gain competitive advantage on a global basis.

SourceForge Enterprise Edition, along with CollabNet’s entire product portfolio - CollabNet Enterprise Edition, CollabNet CUBiTTM, and SubversionTM - will be fully supported and enhanced over time. SourceForge Enterprise Edition customers around the world will now benefit from CollabNet’s extensive, global support infrastructure, including around the clock support, as well as accelerated innovation due to an increased research and development staff.

“The market for globally distributed software development solutions is growing rapidly as the need for interconnected applications and software development teams has now become the norm,” said Bill Portelli, CEO of CollabNet. “With the addition of SourceForge Enterprise Edition business to CollabNet’s product portfolio and team, we have become the standard for this new method of performing decentralized development. Unlike conventional software development systems, CollabNet’s solutions are designed to promote and optimize the benefits of collaboration and distributed software development, based on open source principles. Our solutions provide two to 10 times the cost advantage and a 20 to 50 percent productivity improvement, as compared to legacy software development platforms.”

"SourceForge Enterprise Edition customers and VA Software employees will substantially benefit from this combination of the two leading collaborative development teams and solutions,” said Ali Jenab, CEO of VA Software. “With our equity ownership in CollabNet we demonstrate our continued belief that demand for quality collaborative software development solutions continues to grow. Going forward, our executive management team will be keenly focused on growing our core online media assets, comprised of SourceForge.net®, Slashdot.org, ITManagersJournal.com, NewsForge.com, Linux.com, freshmeat.net and ThinkGeek.com. Together, these sites attract over 32 million unique visitors a month."

CollabNet will integrate certain VA Software employees immediately into CollabNet’s organization as part of its overall growth strategy. CollabNet gains a unique set of employees already steeped in collaborative software development technologies who share the same passion for transforming the way in which software is developed on a global basis.

About VA Software Corporation

VA Software Corporation is the online media and e-commerce leader in community-driven Open Source innovation. VA Software is the parent company of OSTG, Inc. (Open Source Technology Group). For company information, visit www.vasoftware.com.

OSTG, Inc. (Open Source Technology Group) is at the cornerstone of the Open Source movement and the leading online network for IT managers and development professionals. OSTG's technology-focused sites include SourceForge.net, Slashdot.org, ITManagersJournal.com, NewsForge.com, Linux.com and freshmeat.net. SourceForge.net is the global nexus for the Open Source community with more than 146,000 Open Source projects and more than 1.5 million registered users. OSTG also owns ThinkGeek, Inc., the leading retailer for innovative technology products. The network serves more than 32 million unique visitors a month*. For more information, visit www.ostg.com.

 *Based upon Google Analytics and Omniture data for January 2007.

About CollabNet
With more than 1 million users, CollabNet is the most widely used collaborative platform for globally distributed software development. The company is transforming the way software is being developed by enabling industry-leading companies to leverage global development talents and resources to deliver better products and innovate faster.

CollabNet’s innovative product solutions cover the entire application development lifecycle: Using CollabNet Enterprise Edition, project members can work as one team regardless of their location. Unlike conventional software tools, CollabNet is designed to meet the operational challenges of today’s highly distributed development teams in a cost-effective way, yielding unprecedented annual savings through reduced development infrastructure costs, increased productivity, improved project visibility and shared access to software assets.

CollabNet CUBiT is a ground-breaking virtualization solution enabling development organizations to dynamically provision and manage distributed development, build and test environments. CollabNet CUBiT helps development teams to share critical build and test configurations and automate configuration processes across multiple sites, reducing the typical costs of developer infrastructure by 50 percent.

CollabNet is also the primary sponsor of Subversion, the wildly popular version control system for software developers and one of the most successful open source projects.

CollabNet has been recognized for its innovation and industry leadership with 10 major business awards in 2006 including the Red Herring and AlwaysOn 100, and SIIA Codie Awards. Visit CollabNet at http://www.collab.net or get more information about Subversion at http://www.collab.net/subversion.

CollabNet is a registered trademark of CollabNet, Inc. or its affiliated companies. SouceForge.net, Slashdot, freshmeat, and ThinkGeek are registered trademarks or trademarks of OSTG, Inc. in the United States and other countries. VA Software, SourceForge, and OSTG are trademarks or registered trademarks of VA Software Corporation in the United States and other countries. All other trademarks or product names are property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements, include statements regarding anticipated growth and business prospects for VA Software’s media assets and for VA Software’s investment in CollabNet, and VA Software's focus on its online media assets. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: VA Software’s success in designing and offering innovative online advertising programs; decreases or delays in online advertising spending; VA Software’s ability to achieve and sustain higher levels of revenue; VA Software's ability to protect and defend its intellectual property rights; rapid technological and market change; unforeseen expenses that VA Software may incur in future quarters; competition with, and pricing pressures from larger and/or more established competitors and VA Software’s and CollabNet’s ability to smoothly transfer the assets of VA Software’s former enterprise software business. Investors should consult VA Software's filings with the Securities and Exchange Commission, www.sec.gov, including the risk factors sections of its Annual Report on Form 10-K for the fiscal year ended July 31, 2006, and the Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2007, for further information regarding these and other risks of VA Software's business. All forward looking statements included in this press release are based upon information available to VA Software as of the date hereof, and VA Software does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

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